As filed with the Securities and Exchange Commission on March 1, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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APRICUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Nevada	87-0449967
(State of Incorporation)	(IRS Employer Identification No.)
11975 El Camino Real, Suite 300
San Diego, California 92130
(858) 222-8041
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Richard W. Pascoe
Chief Executive Officer & Secretary
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
(858) 222-8041
(Name, address, including zip code, and telephone number, including, area code, of agent for service)
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With copies to:

Cheston J. Larson, Esq. Matthew T. Bush, Esq. Anthony Gostanian, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	Mary F. Naggs, Esq. Vice President, General Counsel Apricus Biosciences, Inc. 11975 El Camino Real, Suite 300 San Diego, California 92130 (858) 222-8041
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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share (3)	2,017,362	$1.00	$2,017,362.00	$251.16

(1)	This Registration Statement registers (i) 1,344,907 shares of common stock and (ii) 672,455 shares of common stock issuable upon the exercise of certain outstanding warrants issued by the registrant.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is also registering an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Capital Market on February 26, 2018.

(3)	All share amounts have been retrospectively adjusted to reflect a 10-for-1 reverse stock split that was effected on October 24, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2018
PROSPECTUS

2,017,362 Shares of Common Stock
APRICUS BIOSCIENCES, INC.
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This prospectus relates solely to the resale or other disposition by the selling stockholders identified in this prospectus of up to 2,017,362 shares of our common stock, or the Shares, held by the selling stockholders and their affiliates, including up to 672,455 shares of our common stock issuable upon the exercise of warrants held by the selling stockholders, or the Warrants. The selling stockholders are affiliates of Sarissa Capital Management LP. The selling stockholders acquired the Shares and the Warrants pursuant the Subscription Agreement, dated February 10, 2015, and the Subscription Agreement, dated January 12, 2016.
We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants.

The selling stockholders, which as used herein includes their pledgees, assignees, transferees or successors-in-interest, may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. Each selling stockholder may also sell shares under Rule 144, if available, rather than under this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 9 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
Our common stock is listed on The NASDAQ Capital Market under the symbol “APRI.” On February 26, 2018, the last reported sale price for our common stock on The NASDAQ Capital Market was $0.97 per share.
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Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is , 2018

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

You should read this prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” or “Apricus” refer to Apricus Biosciences, Inc., a Nevada corporation, and its subsidiaries.

Vitaros™ is our trademark in the United States, which is pending registration and subject to our agreement with Warner Chilcott Company, Inc., now a subsidiary of Allergan plc, or Allergan. Vitaros® is a registered trademark of Ferring International Center S.A, or Ferring, in certain countries outside of the United States. In addition, we own trademarks for NexACT® and RayVa™. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 3.
Our Company
Overview
We are a biopharmaceutical company focused on the development of innovative product candidates in the areas of urology and rheumatology. We have two product candidates: Vitaros, a product candidate in the United States for the treatment of erectile dysfunction, which we in-licensed from Warner Chilcott Company, Inc., now a subsidiary of Allergan; and RayVa, a product candidate which has completed a Phase 2a clinical trial for the treatment of Raynaud’s Phenomenon, secondary to scleroderma, for which we own worldwide rights.
Corporate Information
Apricus is a Nevada corporation that was initially formed in 1987. Our principal executive offices are located at 11975 El Camino Real, Suite 300, San Diego, California 92130, and the telephone number at our principal executive office is (858) 222-8041. Our website address is http://www.apricusbio.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

The Offering

This prospectus relates to the sale by the selling stockholders of shares of our common stock held by them and shares of our common stock issuable upon the exercise of the Warrants.

Common stock outstanding before this offering	16,338,811 shares (1)

Common stock offered by the selling stockholders	2,017,362 shares, including 672,455 shares underlying the Warrants

Common stock to be outstanding after this offering	17,011,266 shares, assuming full exercise of the Warrants for cash (1)

Use of proceeds
We will not receive any proceeds from the sale or other disposition of the shares of common stock offered hereby. However, if all of the Warrants are exercised for cash, we would receive gross proceeds of approximately $5.9 million. We currently intend to use such proceeds, if any, for working capital and general corporate purposes.

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

NASDAQ Capital Market symbol	APRI

(1)	Based on shares outstanding as of February 26, 2018, and excluding as of that date:

•	1,063,467 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.40 per share;

•	601,625 shares of common stock subject to restricted stock unit awards;

•	139,664 shares of common stock that have been reserved for issuance in connection with future grants under our stock option plans; and

•	5,811,977 shares of common stock issuable upon the exercise of outstanding warrants (not including the Warrants), at a weighted average exercise price of $4.43 per share.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward- looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

DESCRIPTION OF FINANCING TRANSACTIONS AND WARRANTS

On February 10, 2015, we entered into a subscription agreement with the selling stockholders pursuant to which we agreed to sell an aggregate of (i) 549,451 shares of common stock and (ii) warrants to purchase up to 274,726 shares of common stock to the selling stockholders (the “2015 Warrants”). The 2015 Warrants initially had an exercise price of $18.20 per share.

On January 12, 2016, we entered into a subscription agreement with the selling stockholders pursuant to which we agreed to sell an aggregate of (i) 795,456 shares of our common stock and (ii) warrants to purchase an aggregate of 397,729 shares of common stock at an exercise price per share equal to $8.80 (the “2016 Warrants” and together with the 2015 Warrants, the “Warrants”). In addition, on January 12, 2016, we entered into a warrant amendment with the selling stockholders regarding the 2015 Warrants to purchase common stock, pursuant to which the exercise price of the 2015 Warrants was reduced to $8.80 per share.

Pursuant to the January 2016 subscription agreement, the selling stockholders may request us to file a registration statement covering any or all of the shares of our common stock held by them or any affiliate and any shares of common stock issuable to the selling stockholders upon the exercise of any convertible security, including the Warrants, from time to time. On January 31, 2018, the selling stockholders exercised their registration rights.

The number of shares of common stock, the shares of common stock underling the Warrants and the exercise price of the Warrants in the above description are each adjusted for the 10-for-1 reverse stock split that we effected on October 24, 2016.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering by the selling stockholders. The selling stockholders will receive all of the proceeds from this offering.

Pursuant to conditions set forth in the Warrants, the Warrants are exercisable under certain circumstances on a cashless basis, and should a selling stockholder elect to exercise on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the Warrant. The holders of the Warrants are not obligated to exercise their Warrants, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants or if they will do so for cash or on a cashless basis. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $5.9 million. We currently intend to use such proceeds, if any, for working capital and general corporate purposes.

We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders, which as used herein includes their pledgees, donees, transferees or other successors-in-interest, to sell or otherwise dispose of, from time to time, up to an aggregate of 2,017,362 shares of our common stock held by the selling stockholders and their affiliates or issuable to them upon the exercise of the Warrants, plus an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions as described in the Warrants. The table below presents information regarding the selling stockholders, the shares of common stock beneficially owned by each of them prior to the issuance of the Warrants, the shares of common stock that they may sell or otherwise dispose of from time to time under this prospectus and the number and percentage of our common stock each of the selling stockholders will own assuming all of the shares covered by this prospectus are sold by the selling stockholders.

We do not know whether, when or in what amounts the selling stockholders may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholders might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholders and that any other shares of our common stock beneficially owned by these selling stockholders will continue to be beneficially owned.

The information in the table is based on 16,338,811 shares outstanding as of February 26, 2018 and was prepared based on the selling stockholders' public filings with the SEC, as applicable, and information provided by the selling stockholders. Other than the transactions referred to herein and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, the selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities. Other than as indicated in the table, to our knowledge, none of the selling stockholders are affiliates of broker-dealers.

Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grant the selling stockholder the right to acquire shares of common stock within sixty (60) days of February 26, 2018.

Any prospectus supplement may add, substitute or change information contained in this prospectus, including the identity of the selling stockholders.

Name of Selling Stockholders	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered Hereby (1)	Number of Shares Beneficially Owned After the Offering	Percentage of Class Beneficially Owned After the Offering (%)

Funds affiliated with Sarissa Capital Management LP (2) (3)	2,120,361	2,017,362	102,999	*

*	Less than one percent.

(1)	Represents (i) 1,344,907 shares of common stock outstanding and (ii) 672,455 shares of common stock issuable upon exercise of the Warrants.

(2)
Sarissa Offshore Master Fund LP (“Sarissa Offshore”) has sole voting power and sole dispositive power with regard to 2,120,361 shares of common stock (including the 672,455 shares of common stock underlying the Warrants). Sarissa Capital Management LP (“Sarissa Capital”), a Delaware limited partnership, as the investment advisor to Sarissa Offshore, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 2,120,361 shares of common stock (including 672,455 shares of common stock underlying the Warrants) held by Sarissa Offshore. By virtue of his position as the Chief Investment Officer of Sarissa Capital and as the managing member of Sarissa Capital’s general partner, Dr. Alexander J. Denner, Ph.D., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 2,120,361 shares of common stock (including 672,455 shares of common stock underlying the Warrants) held by Sarissa Offshore.

(3)
The principal business address of (i) each of Sarissa Capital and Dr. Denner is c/o Sarissa Capital Management LP, 660 Steamboat Road, 3rd Floor, Greenwich, CT 06830 and (ii) Sarissa Offshore is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes their pledgees, donees, transferees or other successors-in-interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby.

The selling stockholders may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of common stock that they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholders in one or more types of transactions, which may include:

•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom they may act as agent;

•
one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of shares of common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of common stock;

•	short sales or transactions to cover short sales relating to the shares of common stock;

•	one or more exchanges or over-the-counter market transactions;

•
through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	public or privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling stockholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling stockholder may also resell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of common stock to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders who are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell shares of common stock pursuant to this prospectus.

The selling stockholders may enter into sale, forward-sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward-sale or derivative transactions, the third parties may sell securities covered by this prospectus or the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward-sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell securities short and redeliver securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the common stock so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares of common stock to investors in our securities or the selling stockholders’ securities or in connection with the offering of other securities not covered by this prospectus.

The selling stockholders may also transfer, donate or gift the common stock in other circumstances, in which case the transferees, donees, pledgees or other successors-in-interest will be selling stockholders under this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the number of shares of common stock offered;

•	the price of such common stock;

•	the proceeds to the selling stockholders from the sale of such common stock;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or their affiliates in the ordinary course of business.

The selling stockholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. These restrictions may affect the marketability of such common stock.

In order to comply with applicable securities laws of some states, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any common stock of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS
The validity of the shares being offered by this prospectus will be passed upon by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS
The consolidated financial statements as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. This prospectus does not contain all of the information included in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 11975 El Camino Real, Suite 300, San Diego, California 92130 or telephoning us at (858) 222-8041.
We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.apricusbio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this document.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 1, 2018; and

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2018 and February 16, 2018.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of offerings under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
Attn: Secretary
(858) 222-8041

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the common stock being registered. All of the amounts shown are estimated, except the Securities and Exchange Commission, or the SEC, registration fee:

Amount to be paid
SEC registration fee	$251.16
Printing and engraving expenses	$—
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$5,000.00
Total	$35,251.16

 Item 15.    Indemnification of Directors and Officers.
Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation, as amended, and our Fourth Amended and Restated Bylaws, as amended, against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.
Pursuant to our Amended and Restated Articles of Incorporation, as amended, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. Further, our Amended and Restated Articles of Incorporation, as amended, provide that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. However, Nevada Revised Statutes Section 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.
Pursuant to our Amended and Restated Articles of Incorporation, as amended, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.
Our Amended and Restated Articles of Incorporation, as amended, also provide that we shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by us of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.
Our Fourth Amended and Restated Bylaws, as amended, provide that we shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise. Such indemnification shall be against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any such action, suit or proceeding; provided that such director or officer either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any such action, suit or proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in his or her capacity as a stockholder. Our Fourth Amended and Restated Bylaws, as amended, also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under our Fourth Amended and Restated Bylaws, as amended, shall inure to the benefit of their respective heirs, executors and administrators.
Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits and Financial Statements Schedules.
(a) Exhibits.

EXHIBIT INDEX

EXHIBITS NO.	DESCRIPTION

2.1†
Stock Purchase Agreement, dated December 15, 2011, by and among Apricus Biosciences Inc., TopoTarget A/S, and TopoTarget USA, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2012).

2.2
Stock Contribution Agreement, dated June 19, 2012, by and among Apricus Biosciences, Inc., Finesco SAS, Scomedica SA and the shareholders of Finesco named therein (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report Form 8-K filed with the Securities and Exchange Commission on July 13, 2012).

2.3†
Asset Purchase Agreement by and between Apricus Pharmaceuticals USA, Inc. and Biocodex, Inc., dated March 26, 2013 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2013).

2.4
Amendment to Stock Purchase Agreement, dated June 13, 2014, by and between Apricus Biosciences, Inc. and Samm Solutions, Inc. (doing business as BTS Research and formerly doing business as BioTox Sciences) (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 10-Q filed with Securities and Exchange Commission on August 11, 2014).

3.1
Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2
Certificate of Amendment to Articles of Incorporation of Apricus Biosciences, Inc., dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3
Certificate of Amendment to Articles of Incorporation of Apricus Biosciences, Inc., dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

3.4
Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5
Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.6
Certificate of Designation for Series D Junior-Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-A12GK filed with the Securities and Exchange Commission on March 24, 2011).

3.7
Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2010).

3.8
Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.9
Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 25, 2016).

3.10
Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.10 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017).

3.11
Fourth Amended and Restated Bylaws, dated December 18, 2012 (incorporated herein by reference to Exhibit 3.9 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 18, 2013).

3.12
Certificate of Withdrawal of Series D Junior Participating Cumulative Preferred Stock, dated May 15, 2013 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013).

3.13
Amendment to the Fourth Amended and Restated Bylaws of Apricus Biosciences, Inc., dated January 11, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

3.14
Second Amendment to the Fourth Amended and Restated Bylaws of Apricus Biosciences, Inc., dated March 3, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2016).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

4.2	Form of Warrant (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on From 8-K filed with the Securities and Exchange Commission on May 24, 2013).

4.3
Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of October 17, 2014, by and among Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time including Oxford Finance LLC and Silicon Valley Bank. (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

4.4	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015).

4.5
Form of Warrant issued to Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.6
Form of Warrant issued to other purchasers (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.7	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.8	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

4.9	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2017).

4.10
Form of Warrant (incorporated herein by reference to Exhibit 4.9 of Amendment No. 1 to Company’s Registration Statement on Form S-1 (File No. 333-217036) filed with the Securities and Exchange Commission on April 17, 2017).

4.11	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

10.1
Subscription Agreement, dated February 10, 2015, among the Company, Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015).

10.2
Subscription Agreement, dated January 12, 2016, among the Company, Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

†    Confidential treatment has been requested for portions of this exhibit. Those portions have been omitted and filed separately with the Securities and Exchange Commission.

(b) Financial Statements Schedules.
No financial statement schedules are provided because the information called for is not applicable or not required or is shown in the financial statements or the notes thereto.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, California, on March 1, 2018.

APRICUS BIOSCIENCES, INC.

By:	/s/ Richard W. Pascoe
Richard W. Pascoe
Chief Executive Officer and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Pascoe as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD W. PASCOE	Chief Executive Officer, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 1, 2018
Richard W. Pascoe

/s/ KLEANTHIS G. XANTHOPOULOS, PH.D.	Chairman of the Board of Directors	March 1, 2018
Kleanthis G. Xanthopoulos, Ph.D.

/s/ RUSSELL RAY	Director	March 1, 2018
Russell Ray

/s/ PAUL V. MAIER	Director	March 1, 2018
Paul V. Maier

/s/ WENDELL WIERENGA, PH.D.	Director	March 1, 2018
Wendell Wierenga, Ph.D.

/s/ SANDFORD D. SMITH	Director	March 1, 2018
Sandford D. Smith